Exhibit 99.1

RR DONNELLEY REPORTS FOURTH-QUARTER AND FULL-YEAR 2009 RESULTS AND ANNOUNCES ACQUISITION OF BOWNE

Highlights:

•	Full-year cash flow from operations of $1.4 billion, an increase of $407.8 million from 2008

•	Total debt reduction of $804.4 million during 2009

•	Company expects revenue growth in 2010

•

Fourth-quarter 2009 GAAP net loss from continuing operations attributable to common shareholders of $79.5 million or $0.39 per diluted share vs. a net loss of $686.9 million or $3.35 per diluted share in the fourth quarter of 2008

•

Fourth-quarter 2009 non-GAAP net earnings from continuing operations attributable to common shareholders of $95.4 million or $0.46 per diluted share compared to $129.3 million or $0.63 per diluted share in the fourth quarter of 2008

•	Company enters into a definitive agreement to acquire Bowne

CHICAGO, February 23, 2010 – R.R. Donnelley & Sons Company (NASDAQ: RRD) today reported a fourth-quarter net loss from continuing operations attributable to common shareholders of $79.5 million or $0.39 per diluted share on net sales of $2.6 billion compared to a net loss from continuing operations attributable to common shareholders of $686.9 million or $3.35 per diluted share on net sales of $2.8 billion in the fourth quarter of 2008. The fourth-quarter net loss from continuing operations attributable to common shareholders included pre-tax charges for restructuring ($17.5 million) and impairment ($131.1 million) totaling $148.6 million in 2009 compared to charges for restructuring ($10.7 million) and impairment ($1,127.6 million) totaling $1,138.3 million in 2008. As detailed in the attached tables, substantially all of the impairment charges in both years are non-cash and follow the Company’s annual impairment test of goodwill. Substantially all of the restructuring charges in both the fourth quarter 2009 and the fourth quarter 2008 were related to the reorganization of certain operations and the exiting of certain business activities.

The Company believes that certain non-GAAP measures, when presented in conjunction with comparable GAAP (Generally Accepted Accounting Principles) measures, are useful because that information is an appropriate measure for evaluating the company’s operating performance. Internally, the company uses this non-GAAP information as an indicator of business performance, and evaluates management’s effectiveness with specific reference to these indicators. These measures should be considered in addition to, not a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP.

Non-GAAP net earnings attributable to common shareholders totaled $95.4 million or $0.46 per diluted share in the fourth quarter of 2009 compared to $129.3 million or $0.63 per diluted share in the fourth quarter of 2008. Fourth-quarter non-GAAP net earnings attributable to common shareholders exclude restructuring and impairment charges for both years. Also excluded from 2009 is the income tax expense related to the reorganization of entities within the International segment, the write-down of affordable housing investments and acquisition expenses. Excluded from 2008 are the income tax benefits resulting from the decline in value and reorganization of certain entities within the International segment, the loss related to the termination of cross-currency swaps and income from discontinued operations. For non-GAAP comparison purposes, the effective tax rate decreased to 21.1% in the fourth quarter of 2009 from 30.8% in the fourth quarter of 2008, primarily due to a change in the mix of earnings across tax jurisdictions. A reconciliation of GAAP net earnings attributable to common shareholders to non-GAAP net earnings attributable to common shareholders is presented in the attached tables.

RR DONNELLEY REPORTS FOURTH-QUARTER AND FULL-YEAR 2009 RESULTS AND ANNOUNCES ACQUISITION OF BOWNE

“We achieved the expected sequential revenue growth versus the third quarter and effectively managed our operating costs and working capital to generate $327 million in operating cash flow during the quarter.” said Thomas J. Quinlan III, RR Donnelley’s President and Chief Executive Officer.

Quinlan added, “We began the year with a sharp focus on two primary elements of our strategy: achieving operational excellence in serving our customers and maintaining a very strong liquidity position by maximizing cash flow and deploying it prudently. As a result, we generated over $1.4 billion in operating cash flow during the year and reduced our total debt by more than $800 million. The actions we took in 2009 to enhance our already strong balance sheet provide us with continued significant liquidity and positioned us well to make the strategic acquisition of Bowne, which will be accretive to earnings within the first twelve months of completion.”

Quinlan continued, “Although the pace of economic recovery remains uncertain, we begin 2010 with the ability and expectation to achieve revenue growth, above and beyond any impact of the acquisition.”

Business Review (Continuing Operations)

The company reports its results in two reportable segments: 1) U.S. Print and Related Services and 2) International. The company reports as Corporate its unallocated expenses associated with general and administrative activities.

Summary

Net sales in the quarter were $2.6 billion, down 7.6% from the fourth quarter of 2008 and inclusive of a 1.7% positive impact from changes in foreign exchange rates. The decrease was caused by volume declines and continued price pressure across most products and services. Gross margin decreased to 23.3% in the fourth quarter of 2009 from 24.0% in the fourth quarter of 2008 due to price and volume declines and higher incentive compensation expense, offset in part by the benefits of our continued productivity efforts and a lower LIFO inventory provision. SG&A expense as a percentage of net sales in the fourth quarter of 2009 increased to 10.9% from 9.7% in the fourth quarter of 2008 due to lower net sales and higher incentive compensation expense, partially offset by a lower bad debt provision. Operating earnings were negatively impacted by charges for restructuring and impairment of $148.6 million in the fourth quarter of 2009 and restructuring and impairment charges of $1,138.3 million in the fourth quarter of 2008 that resulted in operating income of $28.5 million in 2009 and an operating loss of $892.9 million in 2008.

Excluding charges for restructuring and impairment in the fourth quarter of both years and acquisition expenses in the fourth quarter of 2009, our non-GAAP operating margin in the fourth quarter of 2009 decreased to 6.9% from 8.8% in the fourth quarter of 2008, as the benefits from our productivity efforts and lower bad debt and LIFO inventory provisions were more than offset by an increase in incentive compensation expense, and price and volume declines.

RR DONNELLEY REPORTS FOURTH-QUARTER AND FULL-YEAR 2009 RESULTS AND ANNOUNCES ACQUISITION OF BOWNE

Segments

Net sales for the U.S. Print and Related Services segment in the quarter decreased 10.9% to $1.9 billion from the fourth quarter of 2008 due to volume and price declines across most products and services. The segment’s operating income, which was negatively impacted by charges for restructuring and impairment of $101.5 million in the fourth quarter of 2009 and $380.2 million in the fourth quarter of 2008, increased to $71.4 million in the fourth quarter of 2009 from a loss of $128.3 million in the fourth quarter of 2008. Excluding restructuring and impairment charges, the segment’s non-GAAP operating margin decreased to 9.0% in the fourth quarter of 2009 from 11.7% in the fourth quarter of 2008, as higher incentive compensation expense and the impact of price and volume declines were only partially offset by the benefits of continued productivity efforts.

Net sales for the International segment in the quarter increased 3.4% to $659.5 million from the fourth quarter of 2008, including a 7.2% positive impact from changes in foreign exchange rates. The positive impact of foreign exchange rates was partially offset by volume declines in our business process outsourcing and European units and pricing pressure in Europe. The segment’s operating loss, which was negatively impacted by charges for restructuring and impairment of $44.2 million in the fourth quarter of 2009 and $757.5 million in the fourth quarter of 2008, improved to a $3.1 million loss in the fourth quarter of 2009 from a $712.8 million loss in the fourth quarter of 2008. Excluding restructuring and impairment charges, the segment’s non-GAAP operating margin decreased to 6.2% in the fourth quarter of 2009 from 7.0% in the fourth quarter of 2008 due to the impact of price and volume declines, as well as higher incentive compensation expense, partially offset by the benefits of continued productivity efforts and a lower bad debt provision.

Unallocated Corporate operating expense decreased to $39.8 million in the fourth quarter of 2009 as compared to $51.8 million in the fourth quarter of 2008. Excluding restructuring charges of $2.9 million and acquisition expenses of $0.1 million in the fourth quarter of 2009 and restructuring charges of $0.6 million in the fourth quarter of 2008, unallocated Corporate operating expense decreased $14.4 million to $36.8 million in the fourth quarter of 2009. Driving this decrease were lower LIFO inventory and bad debt provisions and cost reduction actions, partially offset by higher incentive compensation expense.

Conference Call

RR Donnelley will host a conference call and simultaneous webcast to discuss its fourth-quarter and full-year results tomorrow, Wednesday, February 24, at 10:00 a.m. Eastern Time (9:00 a.m. Central Time). The live webcast will be accessible on RR Donnelley’s web site: www.rrdonnelley.com. Individuals wishing to participate can join the conference call by dialing 706.634.1139. A webcast replay will be archived on the Company’s web site for 30 days after the call. In addition, a telephonic replay of the call will be available for seven days at 706.645.9291, passcode 52807741.

About RR Donnelley

RR Donnelley (NASDAQ: RRD) is a global provider of integrated communications. Founded more than 145 years ago, the company works collaboratively with more than 60,000 customers worldwide to develop custom communications solutions that reduce costs, enhance ROI and ensure compliance. Drawing on a range of proprietary and commercially available digital and conventional technologies deployed across four continents, the company employs a suite of leading Internet-based capabilities and other resources to provide premedia, printing, logistics and business process outsourcing products and services to leading clients in virtually every private and public sector.

RR DONNELLEY REPORTS FOURTH-QUARTER AND FULL-YEAR 2009 RESULTS AND ANNOUNCES ACQUISITION OF BOWNE

For more information, and for RR Donnelley’s Corporate Social Responsibility Report, visit the company’s web site at http://www.rrdonnelley.com.

Contact Information
Media:	Investors:
Doug Fitzgerald	Dave Gardella
EVP, Communications	VP, Investor Relations
630.322.6830	312.326.8155
doug.fitzgerald@rrd.com	david.a.gardella@rrd.com

Use of Forward-Looking Statements

This news release contains “forward-looking statements” as defined in the U.S. Private Securities Litigation Reform Act of 1995. Readers are cautioned not to place undue reliance on these forward-looking statements and any such forward-looking statements are qualified in their entirety by reference to the following cautionary statements. All forward-looking statements speak only as of the date of this news release and are based on current expectations and involve a number of assumptions, risks and uncertainties that could cause the actual results to differ materially from such forward-looking statements. The company does not undertake to and specifically declines any obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect future events or circumstances after the date of such statement or to reflect the occurrence of anticipated or unanticipated events. The factors that could cause material differences in the expected results of RR Donnelley include, without limitation, the following: the successful execution and integration of acquisitions and the performance of the company’s businesses following acquisitions; the ability to implement comprehensive plans for the integration of the sales force, cost containment, asset rationalization and other key strategies; competitive pressures in all markets in which the company operates; the volatility and disruption of the capital and credit markets, and adverse changes in the global economy; our ability to access unsecured debt in the capital markets and the reliability of the participants to our contractual lending and insurance agreements; factors that affect customer demand, including changes in postal rates and postal regulations, changes in the capital markets, changes in advertising markets, the rate of migration from paper-based forms to digital format, customers’ budgetary constraints and customers’ changes in short-range and long-range plans; customers financial strength; shortages or changes in availability, or increases in costs of, key materials (such as ink, paper and fuel); and other risks and uncertainties described in RR Donnelley’s periodic filings with the Securities and Exchange Commission (SEC). Readers are strongly encouraged to read the full cautionary statements contained in RR Donnelley’s filings with the SEC.

RR DONNELLEY REPORTS FOURTH-QUARTER AND FULL-YEAR 2009 RESULTS

R. R. Donnelley & Sons Company

Consolidated Balance Sheets

As of December 31, 2009 and December 31, 2008

(UNAUDITED)

(In millions, except per share data)

	December 31, 2009	December 31, 2008
Assets
Current Assets
Cash and cash equivalents	$499.2	$324.0
Restricted cash equivalents	—	7.9
Receivables, less allowance for doubtful accounts	1,675.9	1,903.2
Income taxes receivable	63.2	189.4
Inventories	561.8	695.7
Prepaid expenses and other current assets	87.0	104.6
Deferred income taxes	73.8	56.2

Total Current Assets	2,960.9	3,281.0

Property, plant and equipment - net	2,271.4	2,564.0
Goodwill	2,333.3	2,425.9
Other intangible assets - net	747.4	831.1
Other noncurrent assets	434.6	392.3

Total Assets	$8,747.6	$9,494.3

Liabilities
Current Liabilities
Accounts payable	$886.4	$767.6
Accrued liabilities	813.4	795.7
Short-term and current portion of long-term debt	339.9	923.5

Total Current Liabilities	2,039.7	2,486.8

Long-term debt	2,982.5	3,203.3
Pension liability	509.8	491.5
Postretirement benefit obligations	324.5	291.9
Deferred income taxes	205.5	260.9
Other noncurrent liabilities	524.6	418.0

Total Liabilities	6,586.6	7,152.4

Equity
Shareholders’ equity
Common stock, $1.25 par value	303.7	303.7
Authorized shares: 500.0
Issued shares: 243.0 in 2009 and 2008
Additional paid-in capital	2,906.2	2,885.7
Retained earnings	662.9	903.8
Accumulated other comprehensive loss	(545.0)	(580.7)
Treasury stock, at cost, 37.3 shares in 2009 (2008 - 37.2 shares)	(1,193.8)	(1,194.0)

Total shareholders’ equity	2,134.0	2,318.5
Noncontrolling Interests	27.0	23.4

Total Equity	2,161.0	2,341.9

Total Liabilities and Equity	$8,747.6	$9,494.3

RR DONNELLEY REPORTS FOURTH-QUARTER AND FULL-YEAR 2009 RESULTS

R. R. Donnelley & Sons Company

Consolidated Statements of Operations

Three and Twelve Months Ended December 31, 2009 and 2008

(In millions, except per share data)

(UNAUDITED)

	Three Months Ended December 31,						Twelve Months Ended December 31,
	2009 GAAP	ADJUSTMENTS TO NON-GAAP	2009 NON-GAAP	2008 GAAP	ADJUSTMENTS TO NON-GAAP	2008 NON-GAAP	2009 GAAP	ADJUSTMENTS TO NON-GAAP	2009 NON-GAAP	2008 GAAP	ADJUSTMENTS TO NON-GAAP	2008 NON-GAAP
Net sales	$2,583.1	$—	$2,583.1	$2,796.3	$—	$2,796.3	$9,857.4	$—	$9,857.4	$11,581.6	$—	$11,581.6

Cost of sales (exclusive of depreciation and amortization shown below)	1,982.4	—	1,982.4	2,124.3	—	2,124.3	7,462.9	—	7,462.9	8,576.3	—	8,576.3
Selling, general and administrative expenses (exclusive of depreciation and amortization shown below)	281.3	(0.1)	281.2	272.6	—	272.6	1,088.5	(1.6)	1,086.9	1,220.5	—	1,220.5
Restructuring and impairment charges	148.6	(148.6)	—	1,138.3	(1,138.3)	—	382.7	(382.7)	—	1,184.7	(1,184.7)	—
Depreciation and amortization	142.3	—	142.3	154.0	—	154.0	579.0	—	579.0	640.6	—	640.6

Total operating expenses	2,554.6	(148.7)	2,405.9	3,689.2	(1,138.3)	2,550.9	9,513.1	(384.3)	9,128.8	11,622.1	(1,184.7)	10,437.4

Income (loss) from continuing operations	28.5	148.7	177.2	(892.9)	1,138.3	245.4	344.3	384.3	728.6	(40.5)	1,184.7	1,144.2

Interest expense - net	55.9	—	55.9	55.4	—	55.4	234.6	—	234.6	226.4	—	226.4
Investment and other income (expense) - net	(1.7)	2.4	0.7	(9.4)	9.9	0.5	(16.6)	15.4	(1.2)	(2.4)	9.9	7.5

Net earnings (loss) from continuing operations before income taxes	(29.1)	151.1	122.0	(957.7)	1,148.2	190.5	93.1	399.7	492.8	(269.3)	1,194.6	925.3

Income tax expense (benefit)	49.5	(23.8)	25.7	(273.4)	332.0	58.6	114.5	39.6	154.1	(83.9)	385.7	301.8

Net earnings (loss) from continuing operations	(78.6)	174.9	96.3	(684.3)	816.2	131.9	(21.4)	360.1	338.7	(185.4)	808.9	623.5

Income from discontinued operations - net of tax	—	—	—	0.1	(0.1)	—	—	—	—	1.8	(1.8)	—

Net earnings (loss)	(78.6)	174.9	96.3	(684.2)	816.1	131.9	(21.4)	360.1	338.7	(183.6)	807.1	623.5

Less: Income attributable to noncontrolling interests	(0.9)	—	(0.9)	(2.6)	—	(2.6)	(5.9)	—	(5.9)	(6.3)	—	(6.3)

Net earnings (loss) attributable to common shareholders	$(79.5)	$174.9	$95.4	$(686.8)	$816.1	$129.3	$(27.3)	$360.1	$332.8	$(189.9)	$807.1	$617.2

Earnings (loss) per share attributable to common shareholders
Basic:
Net earnings (loss) from continuing operations	$(0.39)		$0.46	$(3.35)		$0.63	$(0.13)		$1.62	$(0.91)		$2.94
Income from discontinued operations, net of tax	—		—	—		—	—		—	0.01		—

Net earnings (loss) attributable to common shareholders	$(0.39)		$0.46	$(3.35)		$0.63	$(0.13)		$1.62	$(0.90)		$2.94

Diluted: (1)
Net earnings (loss) from continuing operations	$(0.39)		$0.46	$(3.35)		$0.63	$(0.13)		$1.60	$(0.91)		$2.93
Income from discontinued operations, net of tax	—		—	—		—	—		—	0.01		—

Net earnings (loss) attributable to common shareholders	$(0.39)		$0.46	$(3.35)		$0.63	$(0.13)		$1.60	$(0.90)		$2.93

Weighted average common shares outstanding:
Basic	205.3		205.3	205.0		205.0	205.2		205.2	210.2		210.2
Diluted (1)	205.3	3.8	209.1	205.0	0.2	205.2	205.2	2.8	208.0	210.2	0.5	210.7
Amounts attributable to common shareholders
Net earnings (loss) from continuing operations	$(79.5)	$174.9	$95.4	$(686.9)	$816.2	$129.3	$(27.3)	$360.1	$332.8	$(191.7)	$808.9	$617.2
Income from discontinued operations, net of tax	—	—	—	0.1	(0.1)	—	—	—	—	1.8	(1.8)	—

Net earnings (loss) attributable to common shareholders	$(79.5)	$174.9	$95.4	$(686.8)	$816.1	$129.3	$(27.3)	$360.1	$332.8	$(189.9)	$807.1	$617.2

(1)	As a result of the Company reporting GAAP net losses during the three and twelve months ended December 31, 2009 and 2008, certain unvested restricted stock awards and unexercised stock option awards were not included in the computation of GAAP diluted net loss per share because their inclusion would have an anti-dilutive effect.

The Company believes that certain non-GAAP measures, when presented in conjunction with comparable GAAP measures, are useful because that information is an appropriate measure for evaluating the Company’s operating performance. Internally, the Company uses this non-GAAP information as an indicator of business performance, and evaluates management’s effectiveness with specific reference to this indicator. These measures should be considered in addition to, not a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP.

RR DONNELLEY REPORTS FOURTH-QUARTER AND FULL-YEAR 2009 RESULTS

R.R. Donnelley & Sons Company

Reconciliation of GAAP to Non-GAAP Measures

IN MILLIONS, EXCEPT PER SHARE AND MARGIN DATA

(UNAUDITED)

	Three Months Ended December 31, 2009				Three Months Ended December 31, 2008
	Income from continuing operations	Operating margin	Net earnings (loss) attributable to common shareholders	Net earnings (loss) attributable to common shareholders per diluted share	Income (loss) from continuing operations	Operating margin	Net earnings (loss) attributable to common shareholders	Net earnings (loss) attributable to common shareholders per diluted share
GAAP basis measures	$28.5	1.1%	$(79.5)	$(0.39)	$(892.9)	(31.9)%	$(686.8)	$(3.35)

Non-GAAP adjustments:
Restructuring and impairment charges (1)	148.6	5.8%	157.7	0.77	1,138.3	40.7%	1,043.2	5.09
Acquisition-related expenses (2)	0.1	0.0%	0.1	0.00	—	—	—	—
Write-down of affordable housing investments (3)	—	—	1.5	0.01	—	—	—	—
Loss on termination of cross-currency swaps (4)	—	—	—	—	—	—	1.8	0.01
Income tax adjustments (5)	—	—	15.6	0.07	—	—	(228.8)	(1.12)
Income from discontinued operations	—	—	—	—	—	—	(0.1)	0.00

Total Non-GAAP adjustments	148.7	5.8%	174.9	0.85	1,138.3	40.7%	816.1	3.98

Non-GAAP measures	$177.2	6.9%	$95.4	$0.46	$245.4	8.8%	$129.3	$0.63

(1)	Restructuring and impairment charges (pre-tax): Operating results for the three months ended December 31, 2009 and 2008 were affected by the following restructuring and impairment charges:

	2009	2008
Employee termination costs (a)	$8.0	$7.5
Lease termination and other facility closure costs	9.5	3.2

Total restructuring expense	$17.5	$10.7

Forms and labels	93.8	297.8
Canada	34.7	152.0
Business process outsourcing	—	574.7
Office products	—	78.6
Global Turnkey Solutions	—	22.3

Total goodwill and intangible asset impairment	$128.5	$1,125.4
Other long-lived asset impairment (b)	2.6	2.2

Impairment charges	$131.1	$1,127.6

Total restructuring and impairment charges	$148.6	$1,138.3

(a)	employee termination costs resulted from the reorganization of certain operations and the exiting of certain business activities.
(b)	impairment charges related to the impairment of other long-lived assets.
(2)	Acquisition-related expenses: Legal, accounting and other expenses associated with current year acquisitions completed or contemplated.
(3)	Write-down of affordable housing investments: Reflected a loss on the write-down of the Company’s affordable housing investments for the three months ended December 31, 2009.
(4)	Loss on termination of cross-currency swaps: Reflected a loss for the three months ended December 31, 2008 resulting from the termination of the Company’s cross-currency swaps.
(5)	Income tax adjustments: Net earnings (loss) for the three months ended December 31, 2009 included $15.6 million of income tax expense due to the reorganization of entities within the International segment. Net earnings (loss) for the three months ended December 31, 2008 reflected a tax benefit of $228.8 million resulting from the decline in value and reorganization of certain entities within the International segment.

RR DONNELLEY REPORTS FOURTH-QUARTER AND FULL-YEAR 2009 RESULTS

R.R. Donnelley & Sons Company

Reconciliation of GAAP to Non-GAAP Measures

IN MILLIONS, EXCEPT PER SHARE AND MARGIN DATA

(UNAUDITED)

	Twelve Months Ended December 31, 2009				Twelve Months Ended December 31, 2008
	Income from continuing operations	Operating margin	Net earnings (loss) attributable to common shareholders	Net earnings (loss) attributable to common shareholders per diluted share	Income (loss) from continuing operations	Operating margin	Net earnings (loss) attributable to common shareholders	Net earnings (loss) attributable to common shareholders per diluted share
GAAP basis measures	$344.3	3.5%	$(27.3)	$(0.13)	$(40.5)	(0.3)%	$(189.9)	$(0.90)

Non-GAAP adjustments:
Restructuring and impairment charges (1)	382.7	3.9%	334.0	1.60	1,184.7	10.2%	1,073.9	5.11
Acquisition-related expenses (2)	1.6	0.0%	1.0	0.00	—	—	—	—
Losses related to debt extinguishment (3)	—	—	8.0	0.04	—	—	—	—
Write-down of affordable housing investments (4)	—	—	1.5	0.01	—	—	—	—
Loss on termination of cross-currency swaps (5)	—	—	—	—	—	—	1.8	0.01
Income tax adjustments (6)	—	—	15.6	0.08	—	—	(266.8)	(1.28)
Income from discontinued operations (7)	—	—	—	—	—	—	(1.8)	(0.01)

Total Non-GAAP adjustments	384.3	3.9%	360.1	1.73	1,184.7	10.2%	807.1	3.83

Non-GAAP measures	$728.6	7.4%	$332.8	$1.60	$1,144.2	9.9%	$617.2	$2.93

(1)	Restructuring and impairment charges (pre-tax): Operating results for the twelve months ended December 31, 2009 and 2008 were affected by the following restructuring and impairment charges:

	2009	2008
Employee termination costs (a)	$79.4	$44.1
Lease termination and other facility closure costs (b)	149.3	10.6

Total restructuring expense	$228.7	$54.7

Forms and labels	93.8	297.8
Canada	34.7	152.0
Business process outsourcing	—	574.7
Office products	—	78.6
Global Turnkey Solutions	—	22.3

Total goodwill and intangible asset impairment	$128.5	$1,125.4
Other long-lived asset impairment (c)	25.5	4.6

Total impairment charges	$154.0	$1,130.0

Total restructuring and impairment charges	$382.7	$1,184.7

(a)	employee termination costs resulted from the reorganization of certain operations and the exiting of certain business activities.
(b)	includes termination of a significant long-term customer contract in the business process outsourcing unit within the International segment.
(c)	impairment charges related to the impairment of other long-lived assets.
(2)	Acquisition-related expenses: Legal, accounting and other expenses associated with current year acquisitions completed or contemplated.
(3)	Losses related to debt extinguishment: Reflected losses on the repurchase of $640.6 million of senior notes due May 15, 2010 and January 15, 2012 for the twelve months ended December 31, 2009.
(4)	Write-down of affordable housing investments: Reflected the loss on the write-down of the Company’s affordable housing investments for the twelve months ended December 31, 2009.
(5)	Loss on termination of cross-currency swaps: Reflected a loss for the twelve months ended December 31, 2008 resulting from the termination of the Company’s cross-currency swaps.
(6)	Income tax adjustments: Net earnings (loss) for the twelve months ended December 31, 2009 included $15.6 million of income tax expense due to the reorganization of entities within the International segment. Net earnings (loss) for the twelve months ended December 31, 2008 reflected a tax benefit of $228.8 million resulting from the decline in value and reorganization of certain entities within the International segment and a $38 million reversal of reserves for uncertain tax positions.
(7)	Income from discontinued operations: Income from discontinued operations for the twelve months ended December 31, 2008 reflected the reversal of a deferred tax liability for the Company’s former package logistics business.

RR DONNELLEY REPORTS FOURTH-QUARTER AND FULL-YEAR 2009 RESULTS

R. R. Donnelley & Sons Company

Segment GAAP to Non-GAAP Operating Income and Margin Reconciliation

For the Three Months Ended December 31, 2009 and 2008

$ IN MILLIONS

(UNAUDITED)

	U.S. Print and Related Services	International	Corporate	Consolidated

Three Months Ended December 31, 2009
Net sales	$1,923.6	$659.5	$—	$2,583.1
Operating expense	1,852.2	662.6	39.8	2,554.6

Operating income (loss)	71.4	(3.1)	(39.8)	28.5
Operating margin %	3.7%	(0.5)%	nm	1.1%

Non-GAAP Adjustments
Restructuring charges	6.0	8.6	2.9	17.5
Impairment charges	95.5	35.6	—	131.1
Acquisition-related expenses	—	—	0.1	0.1

Total Non-GAAP adjustments	101.5	44.2	3.0	148.7

Non-GAAP income (loss) from continuing operations	$172.9	$41.1	$(36.8)	$177.2
Non-GAAP operating margin %	9.0%	6.2%	nm	6.9%

Depreciation and amortization	103.4	31.0	7.9	142.3
Capital expenditures	18.9	23.2	20.0	62.1

Three Months Ended December 31, 2008
Net sales	$2,158.5	$637.8	$—	$2,796.3
Operating expense	2,286.8	1,350.6	51.8	3,689.2

Operating loss	(128.3)	(712.8)	(51.8)	(892.9)
Operating margin %	(5.9)%	(111.8)%	nm	(31.9)%

Non-GAAP Adjustments
Restructuring charges	2.1	8.0	0.6	10.7
Impairment charges	378.1	749.5	—	1,127.6

Total Non-GAAP adjustments	380.2	757.5	0.6	1,138.3

Non-GAAP income (loss) from continuing operations	$251.9	$44.7	$(51.2)	$245.4
Non-GAAP operating margin %	11.7%	7.0%	nm	8.8%

Depreciation and amortization	110.2	33.5	10.3	154.0
Capital expenditures	44.2	31.9	8.2	84.3

RR DONNELLEY REPORTS FOURTH-QUARTER AND FULL-YEAR 2009 RESULTS

R. R. Donnelley & Sons Company

Segment GAAP to Non-GAAP Operating Income and Margin Reconciliation

For the Twelve Months Ended December 31, 2009 and 2008

$ IN MILLIONS

(UNAUDITED)

	U.S. Print and Related Services	International	Corporate	Consolidated

Twelve Months Ended December 31, 2009
Net sales	$7,437.0	$2,420.4	$—	$9,857.4
Operating expense	6,947.8	2,456.4	108.9	9,513.1

Operating income (loss)	489.2	(36.0)	(108.9)	344.3
Operating margin %	6.6%	(1.5)%	nm	3.5%

Non-GAAP Adjustments
Restructuring charges	55.7	164.8	8.2	228.7
Impairment charges	108.1	45.9	—	154.0
Acquisition-related expenses	—	—	1.6	1.6

Total Non-GAAP adjustments	163.8	210.7	9.8	384.3

Non-GAAP income (loss) from continuing operations	$653.0	$174.7	$(99.1)	$728.6
Non-GAAP operating margin %	8.8%	7.2%	nm	7.4%

Depreciation and amortization	422.2	122.6	34.2	579.0
Capital expenditures	101.4	60.9	32.7	195.0

Twelve Months Ended December 31, 2008
Net sales	$8,704.2	$2,877.4	$—	$11,581.6
Operating expense	7,995.3	3,442.0	184.8	11,622.1

Operating income (loss)	708.9	(564.6)	(184.8)	(40.5)
Operating margin %	8.1%	(19.6)%	nm	(0.3)%

Non-GAAP Adjustments
Restructuring charges	25.8	25.0	3.9	54.7
Impairment charges	380.0	749.7	0.3	1,130.0

Total Non-GAAP adjustments	405.8	774.7	4.2	1,184.7

Non-GAAP income (loss) from continuing operations	$1,114.7	$210.1	$(180.6)	$1,144.2
Non-GAAP operating margin %	12.8%	7.3%	nm	9.9%

Depreciation and amortization	432.9	166.4	41.3	640.6
Capital expenditures	187.9	104.4	30.6	322.9

RR DONNELLEY REPORTS FOURTH-QUARTER AND FULL-YEAR 2009 RESULTS

R. R. Donnelley & Sons Company

Consolidated Statements of Cash Flows

For the Twelve Months Ended December 31, 2009 and 2008

IN MILLIONS

(UNAUDITED)

	2009	2008

Operating Activities

Net loss	$(21.4)	$(183.6)
Income from discontinued operations	—	(1.8)
Adjustment to reconcile net loss to cash provided by operating activities	775.3	1,733.1
Changes in operating assets and liabilities	671.9	(528.9)

Net cash provided by operating activities of continuing operations	1,425.8	1,018.8
Net cash used in operating activities of discontinued operations	—	(0.8)

Net cash provided by operating activities	$1,425.8	$1,018.0

Net cash used in investing activities	$(260.9)	$(351.2)

Net cash used in financing activities	$(1,028.0)	$(678.9)

Effect of exchange rate on cash and cash equivalents	38.3	(42.9)

Net increase (decrease) in cash flows and cash equivalents	$175.2	$(55.0)

Cash and cash equivalents at beginning of period	324.0	379.0

Cash and cash equivalents at end of period	$499.2	$324.0

Supplemental non-cash disclosure:

Use of restricted cash to fund obligations associated with deferred compensation plans	$0.9	$25.3

RR DONNELLEY REPORTS FOURTH-QUARTER AND FULL-YEAR 2009 RESULTS

R.R. Donnelley & Sons Company

Revenue Reconciliation Reported to Pro Forma

For the Three Months Ended December 31, 2009 and 2008

$ IN MILLIONS

(UNAUDITED)

	Reported net sales	Adjustment for net sales of acquired businesses	Pro forma net sales
Three Months Ended December 31, 2009
U.S. Print and Related Services	$1,923.6	$—	$1,923.6
International	659.5	—	659.5

Consolidated	$2,583.1	$—	$2,583.1

Three Months Ended December 31, 2008
U.S. Print and Related Services	$2,158.5	$—	$2,158.5
International	637.8	5.0	642.8

Consolidated	$2,796.3	$5.0	$2,801.3

Net sales change
U.S. Print and Related Services	(10.9)%		(10.9)%
International	3.4%		2.6%
Consolidated	(7.6)%		(7.8)%

The reported results of the company include the results of acquired businesses from the acquisition date forward. The company has provided this schedule to reconcile reported net sales for the three months ended December 31, 2009 and 2008 to pro forma net sales as if the acquisitions took place at the beginning of the respective periods. As shown above, there was no impact on net sales during the three months ended December 31, 2009.

For the three months ended December 31, 2008, the adjustment for net sales of acquired businesses reflects the net sales of PROSA (acquired January 2, 2009).

RR DONNELLEY REPORTS FOURTH-QUARTER AND FULL-YEAR 2009 RESULTS

R.R. Donnelley & Sons Company

Revenue Reconciliation Reported to Pro Forma

For the Twelve Months Ended December 31, 2009 and 2008

$ IN MILLIONS

(UNAUDITED)

	Reported net sales	Adjustment for net sales of acquired businesses	Pro forma net sales
Twelve Months Ended December 31, 2009
U.S. Print and Related Services	$7,437.0	$—	$7,437.0
International	2,420.4	—	2,420.4

Consolidated	$9,857.4	$—	$9,857.4

Twelve Months Ended December 31, 2008
U.S. Print and Related Services	$8,704.2	$23.6	$8,727.8
International	2,877.4	22.0	2,899.4

Consolidated	$11,581.6	$45.6	$11,627.2

Net sales change
U.S. Print and Related Services	(14.6)%		(14.8)%
International	(15.9)%		(16.5)%
Consolidated	(14.9)%		(15.2)%

The reported results of the company include the results of acquired businesses from the acquisition date forward. The company has provided this schedule to reconcile reported net sales for the year ended December 31, 2009 and 2008 to pro forma net sales as if the acquisitions took place at the beginning of the respective periods. As shown above, there was no impact on net sales during the year ended December 31, 2009.

For the year ended December 31, 2008, the adjustment for net sales of acquired businesses reflects the net sales of Pro Line Printing, Incorporated (acquired March 14, 2008) and PROSA (acquired January 2, 2009).

RR DONNELLEY REPORTS FOURTH-QUARTER AND FULL-YEAR 2009 RESULTS

R.R. Donnelley & Sons Company

Liquidity Summary

As of December 31, 2009 and 2008

$ IN MILLIONS

(UNAUDITED)

	December 31, 2009	December 31, 2008
Total Liquidity (1)
Cash (2)	$499.2	$324.0
Committed Credit Facility (“Facility”) (3)	1,437.1	2,000.0

	1,936.3	2,324.0

Usage
Commercial paper	—	289.8
Borrowings under Facility	—	200.0
Letters of credit outstanding under Facility	35.9	35.7

	35.9	525.5

Net Available Liquidity	$1,900.4	$1,798.5

(1)	Liquidity does not include credit facilities of non-U.S. subsidiaries, which are uncommitted facilities.
(2)	Approximately 83% of the cash as of December 31, 2009 and 2008 was located outside the U.S.; permanent repatriation to the U.S. may be taxable.
(3)	$2 billion committed credit facility maturing on January 6, 2012. The Facility contains a financial covenant that limits total debt to four times adjusted EBITDA for the last twelve months as described therein. Based on the results of operations for the twelve months ended December 31, 2009 and existing term debt at that date, the Company could have incurred up to $1,437.1 million of additional debt under the Facility or otherwise in aggregate and not be in violation of its financial covenants. The $1,437.1 million of maximum additional debt is $562.9 million less than the amount otherwise available under the $2 billion committed Facility. As this total debt covenant is calculated using the results of operations for the trailing twelve months, it does not consider the impact of any future operating results that might be achieved if the $1,437.1 million of additional available debt were deployed in future operating activities.